December 2024

Preliminary Pricing Supplement No. 5,453

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 17, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. The securities pay no interest and will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount, depending on the closing level of each underlying on the valuation date. If the final level of each underlying is greater than or equal to 80% of its respective initial level, which we refer to as the respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $307.50 per security. However, if the final level of any underlying is less than its respective downside threshold value, you will be exposed to the decline in the level of the worst performing underlying beyond the buffer amount of 20%, and you will lose some or a significant portion of your initial investment. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 80% of your investment. Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in any final level below 80% of its respective initial level will result in a loss on your investment, even if the other underlyings have appreciated or have not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income and returns above the fixed upside payment in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	December 27, 2024
Original issue date:	January 2, 2025 (3 business days after the pricing date)
Maturity date:	December 30, 2027
Aggregate principal amount:	$
Interest:	None
Underlyings:

Real Estate Select Sector SPDR® Fund (the “XLRE Shares”), iShares® MSCI Emerging Markets ETF (the “EEM Shares”) and Russell 2000® Index (the “RTY Index”). We refer to each of the XLRE Shares and the EEM Shares as underlying shares.

Payment at maturity:

●If the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000 + the upside payment

●If the final level of any underlying is less than its respective downside threshold value, meaning the value of any underlying has declined by more than the buffer amount of 20% from its respective initial level to its respective final level:

$1,000 + $[1,000 × (underlying percent change of the worst performing underlying + 20%)]

Because the underlying percent change of the worst performing underlying will be less than -20% in this scenario, the payment at maturity will be less, and potentially significantly less, than the stated principal amount of $1,000.

Upside payment:	$307.50 per security (30.75% of the stated principal amount)
Underlying percent change:	With respect to each underlying, (final level - initial level) / initial level
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lowest underlying percent change
Initial level:

With respect to the XLRE Shares, $ , which is the closing level of such underlying on the pricing date

With respect to the EEM Shares, $ , which is the closing level of such underlying on the pricing date

With respect to the RTY Index, , which is the closing level of such underlying on the pricing date

Downside threshold value:

With respect to the XLRE Shares, $ , which is 80% of the initial level for such underlying

With respect to the EEM Shares, $ , which is 80% of the initial level for such underlying

With respect to the RTY Index, , which is 80% of the initial level for such underlying

Final level:	With respect to each underlying, the closing level of such underlying on the valuation date
Closing level:

With respect to each of the XLRE Shares and the EEM Shares, on any trading day, the closing price of such underlying on such day multiplied by the adjustment factor for such underlying on such day

With respect to the RTY Index, on any index business day, the index closing value of such underlying on such day

Valuation date:	December 27, 2027, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events
Buffer amount:	20%
Minimum payment at maturity:	$200 per security
Adjustment factor:	With respect to each of the XLRE Shares and the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
CUSIP / ISIN:	61777RMQ3 / US61777RMQ38
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $970.60 per security, or within $45.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$	$	$

(1)Selected dealers and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. MS & Co., the agent, will not receive a sales commission in connection with the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023      Index Supplement dated November 16, 2023      Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlyings that provides a fixed return of 30.75% if the final level of each underlying is greater than or equal to its respective downside threshold value;

￭To enhance returns and potentially outperform the worst performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index in a moderately bullish or moderately bearish scenario; and

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying.

The securities are exposed on a 1-to-1 basis to the percentage decline of the final level of the worst performing underlying from its respective initial level beyond the buffer amount of 20%. Accordingly, 80% of your principal is at risk.

Maturity:	Approximately 3 years
Upside payment:	$307.50 per security (30.75% of the stated principal amount), payable only if the final level of each underlying is greater than or equal to its respective downside threshold value.
Buffer amount:	20%
Minimum payment at maturity:	$200 per security. You could lose up to 80% of the stated principal amount of the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $970.60, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the buffer amount and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

December 2024 Page 2

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 3

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index. If the final level of each underlying, as determined on the valuation date, is greater than or equal to its respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $307.50 per security. However, if the final level of any underlying is less than its respective downside threshold value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 80% of the stated principal amount of the securities.

Upside Scenario

If the final level of each underlying is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $307.50.

Downside Scenario

If the final level of any underlying is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying from its respective initial level beyond the buffer amount of 20% (e.g., a 50% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $700 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in any underlying below its respective downside threshold value will result in a loss on your investment, even if the other underlyings have appreciated or have not declined as much. You could lose up to 80% of your investment.

December 2024 Page 4

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial levels and downside threshold values will be determined on the pricing date.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the XLRE Shares: $50.00 With respect to the EEM Shares: $40.00 With respect to the RTY Index: 1,600
Hypothetical Downside Threshold Value:

With respect to the XLRE Shares: $40.00, which is 80% of its hypothetical initial level

With respect to the EEM Shares: $32.00, which is 80% of its hypothetical initial level

With respect to the RTY Index: 1,280, which is 80% of its hypothetical initial level

Upside Payment:	$307.50 (30.75% of the stated principal amount)
Buffer Amount:	20%
Minimum Payment at Maturity:	$200 per security
Interest:	None

EXAMPLE 1: Each underlying appreciates substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final level		XLRE Shares: $92.50 EEM Shares: $72.00
RTY Index: 3,040
Percent change		XLRE Shares: ($92.50 – $50.00) / $50.00 = 85% EEM Shares: ($72.00 – $40.00) / $40.00 = 80% RTY Index: (3,040 – 1,600) / 1,600 = 90%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $307.50
	=	$1,307.50

In example 1, the final level for the XLRE Shares has increased from its initial level by 85%, the final level for the EEM Shares has increased from its initial level by 80% and the final level for the RTY Index has increased from its initial level by 90%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $307.50 per security. Investors receive $1,307.50 per security at maturity and do not participate in the appreciation of any underlying. Although each underlying has appreciated substantially, the return on the securities is limited to the upside payment of $307.50 per security.

EXAMPLE 2: The final level of each underlying is at or above the respective downside threshold value, and investors therefore receive the stated principal amount plus the upside payment.

Final level	XLRE Shares: $48.00 EEM Shares: $38.80
RTY Index: 1,568

December 2024 Page 5

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Percent change		XLRE Shares: ($48.00 – $50.00) / $50.00 = -4% EEM Shares: ($38.80 – $40.00) / $40.00 = -3% RTY Index: (1,568 – 1,600) / 1,600 = -2%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $307.50
	=	$1,307.50

In example 2, the final level for the XLRE Shares has decreased from its initial level by 4%, the final level for the EEM Shares has decreased from its initial level by 3% and the final level for the RTY Index has decreased from its initial level by 2%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $307.50 per security. Although each underlying has depreciated, investors receive $1,307.50 per security at maturity.

EXAMPLE 3: The final level of one of the underlyings is less than its respective downside threshold value. Investors are therefore exposed to the negative performance of the worst performing underlying, and lose 1% for every 1% decline beyond the buffer amount of 20%.

Final level		XLRE Shares: $70.00 EEM Shares: $48.00
RTY Index: 800
Percent change		XLRE Shares: ($70.00 – $50.00) / $50.00 = 40% EEM Shares: ($48.00 – $40.00) / $40.00 = 20% RTY Index: (800 – 1,600) / 1,600 = -50%
Payment at maturity	=	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)]
	=	$1,000 + [$1,000 × (-50% + 20%)]
	=	$700

In example 3, the final level for the XLRE Shares has increased from its initial level by 40%, the final level for the EEM Shares has increased from its initial level by 20% and the final level for the RTY Index has decreased from its initial level by 50%. Because one of the underlyings has declined below its respective downside threshold value, investors do not receive the upside payment and are exposed to the negative performance of the RTY Index, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying beyond the buffer amount of 20%. In this example, investors receive a payment at maturity equal to $700 per security, resulting in a loss of 30%.

EXAMPLE 4: The final level of each underlying is less than the respective downside threshold value. Investors are therefore exposed to the negative performance of the worst performing underlying, and will lose 1% for every 1% decline beyond the buffer amount of 20%.

Final level		XLRE Shares: $15.00 EEM Shares: $6.00
RTY Index: 640
Percent change		XLRE Shares: ($15.00 – $50.00) / $50.00 = -70% EEM Shares: ($6.00 – $40.00) / $40.00 = -85% RTY Index: (640 – 1,600) / 1,600 = -60%
Payment at maturity	=	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)]
	=	$1,000 + [$1,000 × (-85% + 20%)]
	=	$350

December 2024 Page 6

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

In example 4, the final level for the XLRE Shares has decreased from its initial level by 70%, the final level for the EEM Shares has decreased from its initial level by 85% and the final level for the RTY Index has decreased from its initial level by 60%. Because one or more underlyings have declined below their respective downside threshold values, investors do not receive the upside payment and are exposed to the negative performance of the EEM Shares, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying beyond the buffer amount of 20%. In this example, investors receive a payment at maturity equal to $350 per security, resulting in a loss of 65%.

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in the final level of any underlying to below its respective downside threshold value will result in a loss of some or a significant portion of your investment, even if the other underlyings have appreciated or have not declined as much. You could lose up to 80% of your investment in the securities.

December 2024 Page 7

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for the minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for the minimum return of only 20% of the principal amount at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of any underlying is less than 80% of its respective initial level, you will lose 1% of your principal for every 1% decline in the final level of the worst performing underlying beyond the buffer amount of 20%. You could lose up to 80% of the stated principal amount of the securities.

￭Appreciation potential is fixed and limited. Where the final level of each underlying is greater than or equal to its respective downside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $307.50 per security (30.75% of the stated principal amount), even if all three underlyings have appreciated substantially.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events. Even if the values of all three underlyings appreciate prior to the valuation date but the value of any underlying drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

￭the values of the underlyings at any time (including in relation to their respective initial levels),

￭the volatility (frequency and magnitude of changes in value) of the underlyings and of the stocks composing the share underlying indices and the RTY Index,

￭dividend rates on the securities underlying the share underlying indices and the RTY Index,

￭interest and yield rates in the market,

December 2024 Page 8

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of the underlyings,

￭the time remaining until the maturity of the securities,

￭the composition of the underlyings and changes in the constituent stocks of the share underlying indices and the RTY Index,

￭the occurrence of certain events affecting the XLRE Shares or the EEM Shares that may or may not require an adjustment to an adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance. If the final level of any underlying is less than 80% of its respective initial level, you will be exposed on a 1-to-1 basis to the decline in the final level of the worst performing underlying beyond the buffer amount. There can be no assurance that the final level of each underlying will be greater than or equal to 80% of its respective initial level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or a significant portion of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

December 2024 Page 9

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the share underlying indices or the RTY Index. Investing in the securities is not equivalent to investing in any underlying or the component stocks of the share underlying indices or the RTY Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the share underlying indices or the RTY Index.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the downside threshold values, the final levels, the underlying percent changes, if applicable, the payment that you will receive at maturity and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value or the closing price, as applicable, of any underlying in the event of a market disruption event or discontinuance of any underlying.  These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices or their component stocks), including trading in the XLRE Shares and the EEM Shares, the stocks that constitute the share underlying indices or the RTY Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the

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Principal at Risk Securities

valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlyings).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the final level of any underlying declines to below 80% of its respective initial level, you will be exposed to the negative performance of the worst performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the final level of any underlying will decline to below its respective downside threshold value than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the real estate industry. The securities are subject to certain risks applicable to the real estate industry. The Real Estate Select Sector SPDR® Fund invests in companies in the following industries: real estate management and development and REITs, excluding mortgage REITs. As a result, the securities are exposed to the risks associated with owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and is characterized by intense competition and periodic overbuilding. The United States real estate market has experienced periods of significant declines, and we can give you no assurance that similar declines will not occur in the future. Specific risks especially relevant to an investment in the real estate industry

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Principal at Risk Securities

include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the securities.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The price of the EEM Shares tracks the performance of the MSCI Emerging Markets Index, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The price of the EEM Shares is subject to currency exchange risk. Because the price of the EEM Shares is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index, the price of the EEM Shares will be adversely affected and the payment on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the share underlying index and the United States and other countries important to international trade and finance.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading

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Principal at Risk Securities

volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the RTY Index could adversely affect the value of the securities. The publisher of the RTY Index may add, delete or substitute the stocks underlying such index or make other methodological changes that could change the value of the RTY Index. Any of these actions could adversely affect the value of the securities. The publisher of the RTY Index may also discontinue or suspend calculation or publication of the RTY Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the RTY Index, as applicable, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the RTY Index, as applicable, last in effect prior to such discontinuance (depending also on the performance of the other underlyings).

￭Adjustments to the XLRE Shares and the EEM Shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the relevant underlying shares. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the stocks constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the underlying shares, and consequently, the value of the securities.

￭The performance and market price of either of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

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Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying shares or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the valuation date, even if either of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLRE Shares or the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLRE Shares or the EEM Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLRE Shares or the EEM Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

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Principal at Risk Securities

Real Estate Select Sector SPDR® Fund Overview

The Real Estate Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Real Estate Select Sector SPDR® Fund. The Real Estate Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Real Estate Select Sector Index. It is possible that this fund may not fully replicate the performance of the Real Estate Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLRE Shares is accurate or complete.

Information as of market close on December 16, 2024:

Bloomberg Ticker Symbol:	XLRE UP
Current Share Price:	$42.61
52 Weeks Ago:	$39.47
52 Week High (on 9/16/2024):	$45.36
52 Week Low (on 4/17/2024):	$35.73

The following graph sets forth the daily closing prices of the XLRE Shares for the period from January 1, 2019 through December 16, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLRE Shares for each quarter in the same period. The closing price of the XLRE Shares on December 16, 2024 was $42.61. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLRE Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLRE Shares as an indication of its future performance.

XLRE Shares Daily Closing Prices January 1, 2019 to December 16, 2024

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Principal at Risk Securities

Real Estate Select Sector SPDR® Fund (CUSIP 81369Y860)	High ($)	Low ($)	Period End ($)
2019
First Quarter	36.23	30.29	36.22
Second Quarter	38.50	35.14	36.77
Third Quarter	40.10	36.70	39.34
Fourth Quarter	40.18	37.47	38.67
2020
First Quarter	41.93	25.46	31.00
Second Quarter	37.86	29.12	34.81
Third Quarter	37.14	33.85	35.27
Fourth Quarter	37.77	33.98	36.56
2021
First Quarter	39.91	35.06	39.49
Second Quarter	45.73	40.12	44.33
Third Quarter	48.73	44.45	44.45
Fourth Quarter	51.81	44.62	51.81
2022
First Quarter	51.33	43.98	48.32
Second Quarter	50.60	38.85	40.86
Third Quarter	45.74	35.63	36.01
Fourth Quarter	39.47	33.77	36.93
2023
First Quarter	41.83	34.62	37.38
Second Quarter	37.75	35.21	37.69
Third Quarter	38.97	33.60	34.07
Fourth Quarter	40.50	32.19	40.06
2024
First Quarter	40.43	37.55	39.53
Second Quarter	39.20	35.73	38.41
Third Quarter	45.36	38.04	44.67
Fourth Quarter (through December 16, 2024)	45.21	42.61	42.61

This document relates only to the securities offered hereby and does not relate to the XLRE Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLRE Shares (and therefore the price of the XLRE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust

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Principal at Risk Securities

as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLRE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Real Estate Select Sector Index. The Real Estate Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the real estate sector of the S&P 500® Index. The Real Estate Select Sector Index includes component stocks in industries such as real estate management and development and Real Estate Investment Trusts (“REITs”), excluding mortgage REITs. For more information, see “S&P® Select Sector Indices—Real Estate Select Sector Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the EEM Shares is accurate or complete.

Information as of market close on December 16, 2024:

Bloomberg Ticker Symbol:	EEM UP
Current Share Price:	$43.79
52 Weeks Ago:	$39.96
52 Week High (on 10/7/2024):	$47.36
52 Week Low (on 1/17/2024):	$37.68

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2019 through December 16, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on December 16, 2024 was $43.79. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EEM Shares has at times experienced periods of high volatility, and you should not take the historical prices of the EEM Shares as an indication of its future performance.

EEM Shares Daily Closing Prices January 1, 2019 to December 16, 2024

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Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2019
First Quarter	43.71	38.45	42.92
Second Quarter	44.59	39.91	42.91
Third Quarter	43.42	38.74	40.87
Fourth Quarter	45.07	40.27	44.87
2020
First Quarter	46.30	30.61	34.13
Second Quarter	41.19	32.67	39.99
Third Quarter	45.55	40.44	44.09
Fourth Quarter	51.70	43.99	51.67
2021
First Quarter	57.96	51.68	53.34
Second Quarter	56.09	52.01	55.15
Third Quarter	54.84	49.50	50.38
Fourth Quarter	52.50	47.44	48.85
2022
First Quarter	50.85	41.54	45.15
Second Quarter	46.71	39.40	40.10
Third Quarter	41.05	34.88	34.88
Fourth Quarter	39.54	33.93	37.90
2023
First Quarter	42.50	37.27	39.46
Second Quarter	41.02	38.19	39.56
Third Quarter	41.95	37.76	37.95
Fourth Quarter	40.30	36.53	40.21
2024
First Quarter	41.36	37.68	41.08
Second Quarter	43.79	39.71	42.59
Third Quarter	46.70	40.42	45.86
Fourth Quarter (through December 16, 2024)	47.36	42.95	43.79

This document relates only to the securities offered hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

an informed decision with respect to an investment linked to the EEM Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of April 2024, the MSCI Emerging Markets Index consisted of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For additional information about the MSCI Emerging Markets Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI Emerging Markets Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on December 16, 2024:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,361.991
52 Weeks Ago:	1,982.417
52 Week High (on 11/25/2024):	2,442.031
52 Week Low (on 1/17/2024):	1,913.166

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2019 through December 16, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on December 16, 2024 was 2,361.991. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2019 to December 16, 2024

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through December 16, 2024)	2,442.031	2,180.146	2,361.991

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof.
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for such underlying index.

Share underlying index:	With respect to the XLRE Shares, the Real Estate Select Sector Index With respect to the EEM Shares, the MSCI Emerging Markets Index
Share underlying index publisher:	With respect to the XLRE Shares, S&P® Dow Jones Indices LLC, or any successor thereof. With respect to the EEM Shares, MSCI Inc., or any successor thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to an index in addition to exchange-traded funds, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Real Estate Select Sector SPDR® Fund, the iShares® MSCI Emerging Markets ETF and the Russell 2000® Index due December 30, 2027

Principal at Risk Securities

consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLRE Shares or the EEM Shares, in stocks of the RTY Index or the share underlying indices and in futures and options contracts on the RTY Index, the XLRE Shares, the EEM Shares, the share underlying indices or their component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of any underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the RTY Index or the share underlying indices, futures or options contracts on the RTY Index, the XLRE Shares, the EEM Shares, the share underlying indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will receive a structuring fee of up to $8 for each security from the agent or its affiliates. MS & Co., the agent, will not receive a sales commission in connection with the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed

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Principal at Risk Securities

with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

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